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                                                                    EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



Trident Rowan Group, Inc.:



    As independent public accountants, we hereby consent to the use of our report included in or made a part of this registration statement.



                                          Arthur Andersen LLP



April 23, 1997
Roseland, New Jersey